SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation Fair Disclosure; 8.01 Other Events.

On May 15, 2012, Lyondell Chemical Company (“LCC”), a wholly owned subsidiary of LyondellBasell Industries N.V. (the “Company”), delivered to Wilmington Trust FSB, as trustee under the Indenture dated as of April 8, 2010, as supplemented to date, notice of LCC’s intention to redeem all of its outstanding 8% Senior Secured Notes due 2017 (the “8% Notes”). Currently, $10,454,000 aggregate principal amount of dollar-denominated 8% Notes is outstanding and €1,384,290 aggregate principal amount of euro-denominated 8% Notes is outstanding.

Also on May 15, 2012, LCC delivered to Wells Fargo Bank, National Association, as trustee under the Indenture dated as of April 30, 2010, as supplemented to date, notice of LCC’s intention to redeem all of its outstanding 11% Senior Secured Notes due 2017 (the 11% Notes”). Currently, $57,858,737 aggregate principal amount of 11% Notes is outstanding.

The redemption price for the 8% Notes and 11% Notes will be 100% of the aggregate principal amount redeemed plus the applicable premium as provided for in the respective indentures. The redemption date for both the 8% Notes and 11% Notes is June 15, 2012.

After these redemptions, there will be no outstanding 8% Notes or 11% Notes. On the redemption date, all guarantees of the Company’s outstanding 6% Senior Notes due 2021, 5% Senior Notes due 2019 and 5.75% Senior Notes due 2024 will be automatically released.

Copies of the notices are attached as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice by Lyondell Chemical Company to Wilmington Trust FSB dated May 15, 2012, announcing its intent to redeem 8% Senior Secured Notes due 2017.

99.2	Notice by Lyondell Chemical Company to Wells Fargo Bank, National Association dated May 15, 2012, announcing its intent to redeem 11% Senior Secured Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: May 15, 2012	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

99.1	Notice by Lyondell Chemical Company to Wilmington Trust FSB dated May 15, 2012, announcing its intent to redeem 8% Senior Secured Notes due 2017.

99.2	Notice by Lyondell Chemical Company to Wells Fargo Bank, National Association dated May 15, 2012, announcing its intent to redeem 11% Senior Secured Notes due 2018.